Exhibit 99.2

December 22, 2002

ROHN INDUSTRIES, INC.
ROHN CONSTRUCTION, INC.
ROHN PRODUCTS, INC.
ROHN DE MEXICO, S.A. DE C.V.
ROHN SERVICIOUS, S.A. DE C.V.
ROHN, INC.
ROHN INSTALLATION SERVICES, INC.
6718 West Plank Road
Peoria, Illinois 61604

Attn: Al R. Dix, Chief Financial Officer

Ladies and Gentlemen:

          Reference is made to certain Asset Purchase Agreement (the "Agreement"), dated November 27, 2002, by and among ROHN Industries, Inc., a Delaware corporation (the "Company"), ROHN Construction, Inc., a Texas corporation, ROHN Products, Inc., an Indiana corporation, ROHN de Mexico, S.A. de C.V., a sociedad anonima de capital variable organized under the laws of the United Mexican States, ROHN Servicious, S.A. de C.V., a sociedad anonima de capital variable organized under the laws of the United Mexican States, ROHN, Inc., an Alabama corporation, ROHN Installation Services, Inc., a Delaware corporation, PFrank LLC, a Delaware limited liability company ("Buyer"), and, solely for purposes of Sections 6.3, 6.5 and 10.14 thereof, Platinum Equity LLC, a Delaware limited liability company ("Guarantor"), as amended by the letter agreement dated December 17, 2002 by and among the Sellers, Buyer and Guarantor. Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein and defined in the Agreement shall be used herein as therein defined.

          Buyer hereby revokes that certain letter from Buyer to Sellers, dated December 20, 2002, without prejudice to Buyer's right to subsequently invoke any of its rights under the Agreement, including for the same matters that formed the basis of such letter, subject to the condition that Sellers agree to extend Buyer's termination rights set forth in Section 8.1(iii)(B)(2) of the Agreement from the date and time previously provided in the Agreement, as amended, to 9:00 a.m. New York time on December 27, 2002.

[Signatures appear on next page]

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          Please indicate your agreement with the foregoing by executing this letter agreement on the appropriate lines below.

                                    PFRANK LLC

                                    By: /s/ William Foltz
                                        ------------------------------
                                          Name:  William Foltz
                                          Title:

PLATINUM EQUITY LLC


By: /s/ William Foltz
    --------------------------------
     Name:  William Foltz
     Title:

Acknowledged and Agreed this
22nd day of December 2002

ROHN INDUSTRIES, INC.
ROHN CONSTRUCTION, INC.
ROHN PRODUCTS, INC.
ROHN DE MEXICO, S.A. DE C.V.
ROHN SERVICIOUS, S.A. DE C.V.
ROHN, INC.
ROHN INSTALLATION SERVICES, INC.


By: /s/ Alan R. Dix
    --------------------------------
     Name:  Alan R. Dix
     Title: Vice President

(for each of the foregoing entities)


cc: Fried, Frank, Harris, Shriver & Jacobson
    One New York Plaza
    New York, New York  10004
    Attn: Thomas W. Christopher, Esq.